SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2006 (March 6, 2006)

HUDSON'S GRILL INTERNATIONAL, INC.

(Exact name of Registrant as specified in its Charter)

Texas

(State or other jurisdiction of incorporation)

333-94797

(Commission or File Number)

75-2738727

(IRS Employer Identification Number)

16970 Dallas Parkway, Suite 402, Dallas, Texas 75248

(Address of Principal Executive Offices)

Issuer's telephone number, including area code:

(972) 931-9237

Section 8 - Other Events

Item 8.01 Other Events.

Hudson's Grill International, Inc. (the "Company"), a Texas corporation based in Dallas, Texas, announced that its newest franchisee had completed the conversion of a pre-existing restaurant into a new Hudson's Classic Grill. The franchise agreement was signed on January 13, 2006, and the conversion began shortly thereafter. The franchisee is Cappuccino, SD, Inc., a corporation controlled by Peter and Cindy Palm. The restaurant opened for dinner on March 6, 2006, and began serving lunch on March 7, 2006; it is located at 201 North Lincoln Road in Escanaba, Michigan. This is the second franchisee owned by the Palms, who also own the De Pere, Wisconsin, Hudson's Classic Grill franchisee.

Section 9 - Financial Statements and Exhibits

Item 9.01(c) Exhibits.

1. Press Release dated March 9, 2006, regarding the opening of a Hudson's Classic Grill by Cappuccino SD, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2006

HUDSON'S GRILL INTERNATIONAL, INC. s/s Robert W. Fischer Robert W. Fischer, Director

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